UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2014 (November 28, 2014)

Lifetime Brands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19254	11-2682486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Stewart Avenue,

Garden City, New York 11530

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code) 516-683-6000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 28, 2014, Lifetime Brands, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Daniel Siegel, President of the Company (the “Executive”). The Agreement provides, among other things, that:

1.	The term of the Executive’s employment shall continue until December 31, 2017, and shall automatically renew for additional one-year periods thereafter, unless the Company gives written notice to the Executive at least 90 days prior to the end of the then-current term, or the Executive’s employment is earlier terminated by the Company or the Executive in accordance with the Agreement.

2.	Effective August 1, 2014, the Company shall pay to the Executive an annual base salary of $475,000.

3.	For each year during the term of the Executive’s employment, the Executive shall receive a performance bonus based on the Company’s Adjusted Income Before Income Taxes for such year, awarded under and subject to the terms of the Company’s 2000 Incentive Bonus Compensation Plan, and a discretionary bonus based on meeting individual measurable objectives set by the Chief Executive Officer and Chief Operating Officer of the Company in consultation with the Executive. The Executive is entitled to participate in any other annual bonus plan maintained by the Company for its senior executives on such terms and conditions as may be determined from time to time by the Company’s Compensation Committee.

On November 28, 2014, pursuant to the Agreement and the Company’s 2000 Long-Term Incentive Plan, the Company granted the Executive 5,000 restricted shares of the Company’s common stock. The restrictions on one third of the restricted shares shall terminate on each of August 1, 2015, 2016, and 2017. The restrictions on such restricted shares are subject to earlier termination upon the occurrence of certain events set forth in the Agreement.

The information provided in this Item 1.01 is qualified in its entirety by reference to the terms of the agreement attached hereto as Exhibit 10.1. The Executive is related to two directors and officers of the Company, described under “Background of Executive Officers” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated here by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Employment Agreement dated November 28, 2014 between Lifetime Brands, Inc. and Daniel Siegel.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lifetime Brands, Inc.

By:	/s/ Laurence Winoker
Laurence Winoker
Senior Vice President – Finance, Treasurer and Chief Financial Officer

Date: December 3, 2014